                                 EXHIBIT 23.3

                       CONSENT OF KELLER & COMPANY, INC.

                            KELLER & COMPANY, INC.
                             555 Metro Place North
                                   Suite 524
                              Dublin, Ohio 43017
                                (614) 766-1426
                              (614) 766-1459 FAX


September 16, 1998



Re:  Valuation Appraisal of First Capital, Inc.
     First Federal Bank, a FSB
     Corydon, Indiana


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by First Federal Bank, Corydon, Indiana and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by First Capital, Inc. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by First Federal Bank.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/ Michael R. Keller
    -----------------------
     Michael R. Keller
     President